UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2026, Willis Towers Watson Public Limited Company (“WTW”), together with its wholly owned subsidiary, Trinity Acquisition plc, a limited company formed under the laws of England and Wales (“TA”) and TA’s indirect wholly owned subsidiary, Willis North America Inc., a Delaware corporation (“WNA” and together with TA, the “Borrowers”) entered into a $775,000,000 delayed draw term loan facility (the “Credit Facility”). The Credit Facility will mature on the date that is the earlier of (i) the third anniversary of the initial borrowing of loans under the Credit Facility and (ii) the third anniversary of the date that is two months after the consummation of the acquisition (the “Newfront Acquisition”) contemplated by that certain Agreement and Plan of Merger, dated as of December 9, 2025, by and among WNA, Napa Merger Sub Inc., Jonathan Young, as representative of the stockholders, Newfront Insurance Holdings, Inc. and the other parties thereto (the “Newfront Acquisition Agreement”). The terms of the Credit Facility are set forth in that certain Term Loan Credit Agreement, dated as of January 7, 2026 (the “Credit Agreement”), by and among the Borrowers (as defined in the Credit Agreement), WTW, as the parent, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The proceeds of the Credit Facility will be used (i) to finance a portion of the Newfront Acquisition, (ii) to refinance certain outstanding indebtedness of WTW and its subsidiaries, and (iii) for working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes.

Amounts outstanding under the Credit Facility shall bear interest, at the Borrowers’ option, at a rate equal to (i) the Term SOFR rate plus an applicable margin of 0.625% to 1.250% (based upon WTW’s guaranteed senior-unsecured long term debt rating) or (ii) the base rate plus an applicable margin of 0.00% to 0.250% (based upon WTW’s guaranteed senior-unsecured long term debt rating). In addition, the Borrowers will pay a commitment fee in an amount equal to 0.055% to 0.140% (based upon WTW’s guaranteed senior-unsecured long term debt rating) on the unused amount of commitments under the Credit Facility.

The Credit Facility may be drawn in up to four borrowings during the period commencing on the date of the consummation of the Newfront Acquisition and ending on the earliest of (i) the Termination Date (as defined in the Newfront Acquisition Agreement, as it may be extended in accordance with Section 9.1(b) of the Newfront Acquisition Agreement as in effect on December 9, 2025), (ii) the date that is six months after the consummation of the Newfront Acquisition, (iii) the public announcement of the abandonment of the Newfront Acquisition by WTW, TA or any other Borrower, (iv) the termination of the Newfront Acquisition Agreement in accordance with its terms and (v) after the date of the fourth borrowing under the Credit Facility. Each borrowing under the Credit Facility is subject to customary conditions, including, solely in the case of drawings that are not used to fund the Newfront Acquisition, the accuracy and completeness in all material respects of all representations and warranties in the loan documentation and that no default under the Credit Facility shall exist, or would result from such borrowing or the application of the proceeds thereof.

Voluntary prepayment is permitted under the Credit Facility without penalty or premium in amounts greater than $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding.

WTW and its subsidiaries are subject to various affirmative and negative covenants and reporting obligations under the Credit Facility. These include, among others, limitations on indebtedness of non-loan parties, liens, certain investments, fundamental changes, sale of all or substantially all of the assets of WTW and its subsidiaries (on a consolidated basis), and maintenance of certain financial covenants. Events of default under the Credit Facility include non-payment of amounts due to the lenders, violation of covenants, incorrect representations, defaults under other material indebtedness, judgments and specified insolvency-related events, certain ERISA events, and invalidity of loan documents, subject to, in certain instances, specified thresholds, cure periods and exceptions. The obligations of the Borrowers under the Credit Facility are guaranteed by WTW and certain of its subsidiaries pursuant to that certain Guaranty Agreement, dated as of January 7, 2026 (the “Guaranty”), among TA, WTW, the other guarantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The obligations of the Borrowers under the Credit Facility are unsecured.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of January 7, 2026, among Trinity Acquisition plc and its indirect subsidiary, Willis North America Inc., Willis Towers Watson Public Limited Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Andrew Krasner
Andrew Krasner
Chief Financial Officer

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